Exhibit 99.1

Eversource Energy Announces Sale of
Aquarion Water Company

BOSTON & HARTFORD, Conn. (January 27, 2025) – Eversource Energy (NYSE:ES) (“Eversource”) today announced that it has entered into a definitive agreement to sell Aquarion Water Company (“Aquarion”) to the Aquarion Water Authority (“AWA”), a quasi-public corporation and political subdivision of the State of Connecticut and a standalone, newly created water authority alongside the South Central Connecticut Regional Water Authority (“RWA”). Subject to certain closing adjustments, the aggregate enterprise value of the sale is approximately $2.4 billion, which includes approximately $1.6 billion in cash and $800 million of net debt that will be extinguished at closing. The aggregate value represents 1.7X rate base at December 2024. The proceeds from the sale will enable Eversource to pay down parent company debt while efficiently reinvesting capital into its core electric and natural gas businesses, enabling additional investments in reliability for customers and strengthening Eversource’s financial position. As a result of this transaction, Eversource expects to record a loss on the planned sale of Aquarion of approximately $300 million in its results for the fourth quarter of 2024. This loss on sale includes approximately $140 million of estimated income tax expense. Eversource reaffirms its long-term EPS growth target of between 5% and 7% through 2028.

“Since our acquisition of Aquarion in 2017, we have built on Aquarion’s longstanding track record of superior customer service, industry-leading reliability and operational success to help them become the largest investor-owned water utility in New England and seventh largest in the country,” said Eversource Chairman, President and CEO Joe Nolan. “I would like to thank the Aquarion leadership team for its sound management and financial stewardship of the company and extend my sincere gratitude to all Aquarion employees for their tireless, customer-first focus on safety and exceptional service, consistent with our core values at Eversource. By prioritizing prudent investments with a focus on affordability, we’ve worked together to ensure Aquarion’s water service is among the best in New England.”

“This transaction reinforces our commitment to our core electric and natural gas operations as the largest regulated utility in New England, allowing us to optimize our portfolio and strengthening our balance sheet while reinvesting capital to benefit our customers,” Nolan continued. “We will continue to collaborate with all stakeholders across our service territories in Connecticut, Massachusetts and New Hampshire to deliver cost-effective solutions that ensure safe, reliable electric and natural gas service for our customers.”

“Through the AWA transaction, we are advancing our water utility’s regional supply strategy and are excited to put our organization’s 45-year track record of demonstrating the benefits of RWA’s stewardship, expertise, regulation and organizational stability to work for Aquarion customers, communities and employees as a not-for-profit, quasi-public utility,” said RWA & AWA Interim President and CEO Sunder Lakshminarayanan. “Both the RWA and Aquarion share similar missions to be the service provider and employer of choice. We strive to do this by providing customers with the highest quality water and services at an affordable cost while protecting the environment, and creating a safe and positive workplace where all employees can do their best work on behalf of the customers and communities served.”

Aquarion, headquartered in Bridgeport, Connecticut, serves nearly 250,000 water and wastewater customers in 72 cities and towns across Connecticut, Massachusetts, and New Hampshire – with more than 360 employees that help provide safe and reliable service to more than 775,000 people. Aquarion has been in the water business since 1857 through its predecessor company (Bridgeport Hydraulic Company) and has continued to grow and diversify its business since its acquisition by Eversource in 2017. Under Eversource’s ownership, Aquarion has added approximately 30,000 customers through six acquisitions – including New England Service Company (CT, NH, MA) in 2021, The Torrington Water Company (CT) in 2022 and the Pinehills Water System in Plymouth (MA) in 2023 – that grew the rate base by a combined aggregate of approximately $200 million. This growth also includes Aquarion’s entry into the wastewater business with the purchase of the Town of New Hartford’s (CT) municipal water and wastewater treatment systems in 2023 and the purchase of the City of Ansonia’s (CT) municipal wastewater system in 2024.

The transaction is subject to regulatory approval by the Connecticut Public Utilities Regulatory Authority, the Massachusetts Department of Public Utilities, and the New Hampshire Public Utilities Commission, as well as other approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act as well as other customary closing conditions. The transaction is expected to close in late 2025.

Citi and Morgan Stanley & Co. LLC served as financial advisors to Eversource Energy. Ropes & Gray LLP served as legal counsel to Eversource Energy.

Barclays served as M&A advisor to AWA. Cravath, Swaine & Moore LLP served as legal counsel to AWA.

About Eversource

Eversource (NYSE: ES), celebrated as a national leader for its corporate citizenship, is recognized as the #1 U.S. utility on TIME’s List of World’s Best Companies for 2024. Eversource transmits and delivers electricity and natural gas and supplies water to approximately 4.4 million customers in Connecticut, Massachusetts and New Hampshire. The #1 energy efficiency provider in the nation, Eversource harnesses the commitment of more than 10,000 employees across three states to build a single, united company around the mission of safely delivering reliable energy and water with superior customer service. The company is empowering a clean energy future in the Northeast, with nationally recognized energy efficiency solutions and successful programs to integrate new clean energy resources like a first-in-the-nation networked geothermal pilot project, solar, offshore wind, electric vehicles and battery storage, into the electric system. For more information, please visit eversource.com, and follow us on X, Facebook, Instagram, and LinkedIn. For more information on our water services, visit aquarionwater.com.

About RWA-AWA

Trusted since 1849, the South Central Connecticut Regional Water Authority (RWA) – acting on behalf of the newly created Aquarion Water Authority – is an award-winning not-for-profit water utility and environmental services corporation that makes life better for people by providing high-quality water and services to about 430,000 people in 15 cities and towns throughout Greater New Haven. As a conscious business, the RWA acts as a responsible steward of the environment by protecting the nearly 28,000 acres of watershed land it owns and promoting sustainable practices. Our employees work toward our vision of being an innovative water utility that sustains life, strengthens communities, and protects natural resources for future generations. For more information on the RWA, visit rwater.com.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts, including leverage targets and earnings objectives and expectations about closing the transaction and the timing thereof. These statements are “forward-looking statements” within the meaning of U.S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; our ability to satisfy the conditions to closing the transaction and to consummate the closing on the timeline we expect; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Contacts

William Hinkle (Eversource Media)

william.hinkle@eversource.com

603-634-2228

Rima Hyder (Eversource Investor Relations)

rima.hyder@eversource.com

781-441-8062

Kevin Watsey (RWA – AWA Media)

kwatsey@rwater.com

475-331-5158